Exhibit 99.2

Q4 FY07 Question & Answer

June 27, 2007

1.	What were some examples of major brands in the Consumer Foods segment posting sales growth for the quarter?

Blue Bonnet

Chef Boyardee

DAVID

Egg Beaters

Hebrew National

Kid Cuisine

Libby’s

Marie Callender’s

Manwich

Orville Redenbacher’s

Reddi-wip

Rosarita

Slim Jim

Snack Pack

Wesson

Sales for Hunt’s, PAM, Healthy Choice and Banquet were in line with last year’s amounts.

2.	What were some examples of major brands in the Consumer Foods segment posting sales declines for the quarter?

ACT II

Knott’s Berry Farm

LaChoy

Parkay

Rotel

VanCamp’s

Wolf

3.	What were unit volume changes for the quarter in the Consumer Foods and Food and Ingredients segments?

Consumer Foods volume was flat; excluding the peanut butter business and the impact of divested businesses in prior year results, volume increased 3%.

Food and Ingredients volume increased 3%.

4.	How much was total depreciation and amortization from continuing operations for the quarter?

Approximately $78 million (versus approximately $84 million in Q4 2006)

5.	How much was total depreciation and amortization from continuing operations for the full fiscal year?

Approximately $346 million (versus $311 million through Q4 2006)

6.	How much were capital expenditures from continuing operations for the quarter?

Approximately $172 million (versus approximately $89 million in Q4 2006)

7.	How much were capital expenditures from continuing operations for the full fiscal year?

Approximately $425 million (versus $263 million through Q4 2006)

8.	What was the net interest expense for the quarter?

Approximately $59 million (versus approximately $62 million in Q4 2006)

9.	What was the net interest expense for the full fiscal year?

Approximately $226 million (versus approximately $272 million for fiscal year 2006)

10.	What was corporate expense for the quarter and full fiscal year?

Approximately $169 million for the quarter (versus approximately $209 million in Q4 2006, which included $93 million of expense from items that impact comparability)

Approximately $436 million for the full fiscal year (versus approximately $555 million in fiscal year 2006)

11.	How much did the company pay in dividends during the quarter?

Approximately $90 million

12.	How much did the company pay in dividends for the full fiscal year?

Approximately $367 million

13.	What was the weighted average number of diluted shares outstanding for the quarter and full fiscal year (rounded)?

498 million shares for the quarter / 507 million shares for the full fiscal year

14.	What was the actual number of shares outstanding at end of fiscal year 2007 (rounded)?

490 million shares

15.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross margin = gross profit* divided by net sales

Gross margin = $890/$3,333 = 26.7%

Operating margin = segment operating profit** divided by net sales

Operating margin = $489/$3,333 = 14.7%

*	Gross profit = net sales – costs of goods sold ($3,333 – $2,443 = $890)
**	See fourth-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $261/$3,333 = 7.8%.

16.	What was the company’s total advertising and promotion expense from continuing operations for fiscal year 2007? How much does the Consumer Foods advertising and promotion expense represent as a percentage of Consumer Foods sales for fiscal year 2007?

Total advertising and promotion expense from continuing operations amounted to approximately $452 million in fiscal year 2007 (versus approximately $335 million in fiscal year 2006).

Total Consumer Foods advertising and promotion expense amounted to approximately $373 million in fiscal year 2007, representing 5.7% of total fiscal year 2007 Consumer Foods sales (versus approximately $280 million in fiscal year 2006, representing 4.3% of total fiscal year 2006 Consumer Foods sales).

17.	What is included in the company’s net debt at the end of the quarter (rounded, in millions)?

	Q4 FY07	Q4 FY06
Total debt*	$3,459	$3,586
Less: Cash on hand	$735	$332

Net debt total	$2,724	$3,254

*	Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

18.	What is the net debt to total capital ratio at quarter end?

37% currently and 41% a year ago

This ratio is defined as net debt divided by the sum of net debt plus shareholder equity. See question #17 for the components of net debt.

19.	How much did the company contribute to its pension plans during fiscal year 2007?

Approximately $173 million

20.	What was the effective tax rate for the quarter?

The effective tax rate for the quarter was 33%, slightly lower than the normal rate of 35%. The company lists $0.01 per diluted share of benefit from a lower than expected tax rate as an item impacting comparability for the quarter.

21.	What is the projected tax rate for fiscal year 2008?

The company plans for a tax rate of 35% on pretax earnings, excluding items that impact comparability.

22.	What are the projected capital expenditures for fiscal 2008?

$425 million to $450 million

23.	What is the expected net interest expense for fiscal 2008?

$240 million to $250 million

24.	What was the impact of expensing stock options in accordance with FAS123R for the full fiscal year?

Approximately $21 million pre-tax

25.	Did the company repurchase any shares during the quarter?

Yes, the company repurchased approximately 8.6 million shares of common stock during the quarter at a total cost of approximately $214 million. At quarter-end, the company had approximately $88 million of authorized repurchases remaining under its existing share repurchase program.

26.	As reported in the earnings release and prior releases, what are the main items in the fourth-quarter fiscal 2007 diluted EPS from continuing operations that will affect comparability with fourth-quarter fiscal 2006 diluted EPS?

Summary of major items included in diluted EPS of $0.38 from continuing operations for the fourth quarter of fiscal 2007

Fourth Quarter FY07
Costs related to peanut butter recall	$0.02
Benefit from a lower-than-normal tax rate	$0.01

Summary of major items included in diluted EPS of $0.11 from continuing operations for the fourth quarter of fiscal 2006

Fourth Quarter FY06
Expense related to restructuring charges	$0.09
Impairment charges associated with an equity investment	$0.05
Expense related to a note receivable	$0.04
Benefit from lower-than-normal tax rate	$0.04
Expense related to early debt retirement	$0.03

27.	Does the company have any comment on how the recent divestitures relate to SG&A cost reduction goals?

The company is aggressively pursuing SG&A cost reductions, particularly focusing on costs that were associated with the recently divested businesses. As part of the divestiture agreements, the company is providing some transition services to the buyers; the company will therefore not significantly change all of the applicable SG&A activities or reduce the related costs until it stops providing the services. The buyers are reimbursing the company for these services, and the company considers the amount of the reimbursement to roughly represent amounts identified for cost reduction once the services and reimbursement have stopped. Excluding reimbursement for direct pass-through costs, buyer payments to ConAgra Foods during the entire 2007 fiscal year were approximately $23 million for fixed-cost related items, approximately $8 million of which was received in the fourth quarter of fiscal year 2007. The 2007 fiscal year amount reflects a revision to the amount disclosed in the third quarter earnings release.

Note on Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s peanut butter recall, the company’s ability to execute its operating and restructuring plans, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.